UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Stock Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective December 17, 2020, the Board of Directors (the “Board”) of the Cyclacel Pharmaceuticals, Inc. (the “Company”) appointed Brian Schwartz, M.D. to serve as a Class 2 Director until the 2023 annual meeting of the Company’s stockholders.

There are no arrangements or understandings between Dr. Schwartz and any other person pursuant to which Dr. Schwartz was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Schwartz has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Dr. Schwartz has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

On December 17, 2020, the Board granted, under and pursuant to the terms of the Company’s 2018 Equity Incentive Plan, to Dr. Schwartz an option to purchase up to 5,200 shares of the Company’s common stock at an exercise price of $4.13 per share for his services as a non-executive director of the Company, all of such options to vest on the first anniversary of the date of grant. The option expires on December 17, 2030.

In addition, Dr. Schwartz is entitled to receive an annual fee of $45,000 for his services as a non-executive director of the Company. Dr. Schwartz will also be reimbursed for certain customary business expenses in connection with attending the Board meeting.

Dr. Schwartz has a successful track record in oncology drug development at several biopharmaceutical companies. He most recently served as Chief Medical Officer of ArQule Inc., a biopharmaceutical company acquired by Merck & Co. for $2.7 billion in early 2020. During his 11 years at ArQule, he served as a senior member of the management team and managed interdisciplinary teams that advanced preclinical and clinical drug development programs in oncology and rare diseases. Prior to ArQule, he served as Chief Medical Officer and Senior Vice President, Clinical and Regulatory Affairs at Ziopharm Oncology, Inc., where he built and led clinical, regulatory, and quality assurance teams developing novel cancer therapies. Earlier in his career, he held several positions at Bayer Healthcare and Leo Laboratories. At Bayer, he was most recently Medical Director, US Oncology and previously Global Clinical Leader responsible for the development and approval of sorafenib (Nexavar®) in all major markets. He has extensive regulatory experience working with the US FDA, the European Medicines Agency (EMA), and other competent health authorities.

Dr. Schwartz currently serves on the Board of Directors of Enlivex Therapeutics Limited, LifeSci Acquisition Corp. and Mereo BioPharma Group plc. He earned his medical degree and did his residency at the University of Pretoria, South Africa, did his fellowship at the University of Toronto and practiced medicine before his career in the biopharmaceutical industry.

Attached as Exhibit 99.1 is a copy of a press release of the Company, dated December 21, 2020, announcing the election of Dr. Schwartz to the Board.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release announcing the election of Brian Schwartz, M.D., dated December 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer

Date: December 21, 2020